LEGAL PROCEEDINGS

Since October
2003 Federated
and related
entities collectively
Federated and various
Federated
funds Funds have been
named as defendants in
 several class action
lawsuits now pending in
the
United States District
Court for the District
of Maryland The lawsuits
were purportedly filed
on behalf of
people who purchased
owned andor redeemed
shares of Federated
sponsored mutual funds
during
specified periods
beginning November 1
1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including market timing and
late trading in concert with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund shareholders
These lawsuits began to
be filed shortly after
Federateds first public
announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office
of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced
that it had reached final
settlements with the SEC
and the NYAG with respect
to those matters
Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC an
SECregistered investment
adviser to
various Funds and Federated
Securities Corp an SECregistered
brokerdealer and distributor for
the
Funds violated provisions of
the Investment Advisers
Act and Investment Company
Act by approving
but not disclosing three
market timing arrangements
or the associated conflict
of interest between FIMC
and the funds involved in
the arrangements either to
other fund shareholders or
to the funds board and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
agent failed to
prevent a customer and a
Federated employee from
late trading in violation
of provisions of the
Investment Company Act The
NYAG found that such conduct
violated provisions of New
York State
law Federated entered into
the settlements without
admitting or denying the
regulators findings As
Federated previously
reported in 2004 it has
already paid approximately
80 million to certain funds
as
determined by an independent
consultant As part of these
settlements Federated agreed to
pay
disgorgement and a civil
money penalty in the aggregate
amount of an additional 72
million and among
other things agreed that it
would not serve as investment
adviser to any registered
investment company
unless i at least 75 of the
funds directors are independent
of Federated ii the chairman of
each such
fund is independent of Federated
iii no action may be taken by the
funds board or any committee
thereof unless approved by a
majority of the independent
trustees of the fund or
committee respectively
and iv the fund appoints a
senior officer who reports
to the independent trustees
and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the
process by which management
 fees charged to a fund are
approved The settlements
are described in
Federateds announcement
which along with previous
press releases and related
communications on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
have also been named as
defendants in several
additional lawsuits the
majority of which are
now pending in the United
States District Court for
 the Western District of
Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP
to represent the Funds
in these
lawsuits Federated and
the Funds and their
respective counsel are
reviewing the allegations
and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the future
The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
fees and expenses
and future potential similar
suits is uncertain Although
we do not believe that these
lawsuits will have a
material adverse effect on
the Funds there can be no
assurance that these suits
ongoing adverse publicity
andor other developments
resulting from the regulatory
 investigations will not result
in increased Fund
redemptions reduced sales
of Fund shares or other
adverse consequences for the Funds
Current as of  81894